Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the financial position or results of operations of ATN International, Inc. (the “Company” or “ATN”) or KeyTech Limited (“KeyTech”), actually would have been if the acquisition of KeyTech by the Company had been completed as of and for the periods indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company after consummation of the acquisition.

Pro forma adjustments related to the unaudited pro forma condensed combined income statements give effect to certain events that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information is based on a number of management’s assumptions and estimates among other things, estimates, assumptions and uncertainties regarding (1) the estimated fair value of the assets and liabilities acquired, which are sensitive to assumptions and market conditions, (2) the bargain purchase gain from the acquisition, and (3) the amount of costs relating to the acquisition.

Unaudited Pro Forma Condensed Combined Financial Information for ATN International, Inc. and KeyTech

ATN completed its acquisition of a controlling 51% interest in KeyTech on May 3, 2016 and filed pro forma financial information in an 8-K/A filing dated July 19, 2016.  As described in that filing, KeyTech provides telecommunication services in Bermuda and the Cayman Islands.  Also as part of the transaction, the Company contributed its controlling ownership interest in Bermuda Digital Communications Ltd. (“BDC”), which provides wireless services in Bermuda, to KeyTech (the “Acquisition”).  On October 28, 2016, KeyTech filed its March 31, 2016 financial statements with the Bermuda Stock Exchange which restated its financial statements for its fiscal year ended March 31, 2015.  The restated financial statements included certain impairment charges which reduced KeyTech’s assets and earnings for the period ended March 31, 2015.  The unaudited pro forma condensed combined financial information contained herein updates the pro forma financial information included in the Company’s 8-K/A filing dated July 19, 2016.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and KeyTech, giving effect to the Acquisition as if it had occurred at the beginning of the periods presented.  The pro forma information presents an annual and interim period.  The annual period combines the Company’s twelve months ended December 31, 2015 with KeyTech’s twelve months ended March 31, 2016.  KeyTech’s fiscal year begins on April 1 and ends on March 31.  As permitted by Article 11 of Regulation S-X (“Article 11”) KeyTech’s results for the twelve months ended March 31, 2016 were used to prepare the pro-forma income statement.  The interim period combines the Company’s results for the nine months ended September 30, 2016 with KeyTech’s results from January 1, 2016 through May 2, 2016, which is the portion of the interim period presented that KeyTech was not consolidated by the Company.  You should read this unaudited pro forma information in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information, the historical financial statements of the Company filed with the Securities and Exchange Commission (“SEC”), and historical financial statements of KeyTech filed herein.

The unaudited pro forma condensed combined financial information does not include a balance sheet.  Under Article 11 a pro forma balance sheet is not presented when the transaction is already reflected in the Company’s most recent balance sheet.

The Acquisition is treated herein as a purchase of KeyTech by the Company, in accordance with ASC 805, Business Combinations.  Accordingly, ATN calculated the fair value of the net assets acquired and consideration transferred.  The fair value of net assets acquired exceeded the fair value of the consideration transferred resulting in ATN recording a bargain purchase gain equal to the excess.  As part of the Acquisition, ATN’s BDC subsidiary became an indirect wholly owned subsidiary of KeyTech increasing ATN’s ownership interest in BDC from 43% to 51%.

The unaudited pro forma condensed combined statements of operations include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as decreased depreciation and amortization expense on acquired property, plant and equipment and intangible assets.

The unaudited pro forma condensed combined financial information conforms KeyTech’s accounting policies to those of ATN.  KeyTech’s financial information is prepared in accordance with International Financial Reporting Standards and ATN’s financial information is prepared in accordance with US GAAP.  Based on ATN’s review of the summary of significant accounting policies disclosed in the financial statements of KeyTech, it identified certain adjustments to conform IFRS accounting policies to US GAAP.  These adjustments are documented in the pro forma financial information.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost, or operating synergies that may have resulted or may result in the future from the Acquisition. Therefore, certain revenue and expense amounts will likely be different, both in total and as a percent of overall revenue and expense, in future periods even if the Company were to continue the exact same pricing, service scope, and subscriber levels as in the past.

The Company and KeyTech incurred certain direct, incremental and non-recurring acquisition expenses totalling $5.0 million in connection with the Acquisition during the periods presented.  These expenses were removed from the pro forma condensed combined statements of operations as a pro-forma adjustment for the year ended December 31, 2015 and the nine months ended September 30, 2016 as they were direct and incremental to the Acquisition and will not recur in future periods.

Unaudited Pro Forma Statement of Operations

Nine months ended September 30, 2016:

	(a) ATN nine months ended September 30, 2016	(a), (c) KeyTech January 1, 2016 - May 2, 2016	KeyTech - IFRS to GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenue:
Wireless	$177,300	$—	$—		$—		$177,300
Wireline	122,190	26,133	—		—		148,323
Renewable energy	16,935	—	—		—		16,935
Equipment and Other	12,046	1,849	—		—		13,895

Total revenues	328,471	27,982	—		—		356,453

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Termination and access fees	80,479	11,431	—		—		91,910
Engineering and operations	36,270	1,954	—		—		38,224
Sales and marketing	22,387	1,921	—		—		24,308
Equipment expense	10,498	—	—		—		10,498
General and administrative	63,949	7,584	—		—		71,533
Transaction-related charges	16,156	183	—		(3,519	)(e)	12,820
Restructuring charges	1,785	—			—		1,785
Depreciation and amortization	52,913	6,509	(190	)(j)	(2,655	)(f)	56,577
Impairment of assets	11,425	4,340			—		15,765
Bargain purchase gain	(7,304)	—			7,304	(d)	—
Gain on disposition of long-lived assets	27	—	—		—		27

Operating expenses	288,585	33,922	(190)		1,130		323,447

Income from operations	39,886	(5,940)	190		(1,130)		33,006

Other income (expense)
Interest Income	929	12	—		(2	)(h)	939
Interest Expense	(3,674)	(1,265)	—		741	(h)	(4,198)
Other income (expense), net	643	2,632	—		(1,992	)(g)	1,283

Other income (expense)	(2,102)	1,379	—		(1,253)		(1,976)

Income before taxes	37,784	(4,561)	190		(2,383)		31,030
Income taxes	17,178	—	—		366	(i)	17,544

Income from continuing operations	20,606	(4,561)	190		(2,749)		13,486
Income from discontinued operations net of tax	—	—	—		—		—

Net income	20,606	(4,561)	190		(2,749)		13,486
Net income attributable to non-controlling interests, net of tax	(10,400)	44	—		1,774	(g)	(8,582)

Net income attributable to stockholders	$10,206	$(4,517)	$190		$(975)		$4,904

Net income per weighted average basic share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.63						$0.30
Disontinued operations	$—						$—
Total	$0.63						$0.30

Net income per weighted average diluted share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.63						$0.30
Disontinued operations	$—						$—
Total	$0.63						$0.30

Weighted average common shares outstanding:
Basic	16,128						16,128

Diluted	16,228						16,228

Unaudited Pro Forma Statement of Operations

Twelve months ended:

	ATN December 31, 2015	(a), (b) KeyTech March 31, 2016	KeyTech - IFRS to GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenue:
Wireless	$237,042	$—	$—		$—		$237,042
Wireline	86,485	78,908	—		—		165,393
Renewable energy	21,040	—	—		—		21,040
Equipment and Other	10,802	10,402	—		—		21,204

Total revenues	355,369	89,310	—		—		444,679

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Termination and access fees	81,928	37,828	—		—		119,756
Engineering and operations	37,244	6,468	—		—		43,712
Sales and marketing	21,466	6,357	—		—		27,823
Equipment expense	14,997	—	—		—		14,997
General and administrative	59,890	25,086	—		—		84,976
Transaction-related charges	7,182	618	—		(1,541	)(e)	6,259
Depreciation and amortization	56,890	15,507	(571	)(j)	(3,375	)(f)	68,451
Gain on disposition of long-lived assets	(2,823)	—	—		—		(2,823)
Impairment of assets	—	4,340	—		—		4,340

Operating expenses	276,774	96,204	(571)		(4,916)		367,491

Income from operations	78,595	(6,894)	571		4,916		77,188

Other income (expense)
Interest Income	588	65	—		(5	)(h)	648
Interest Expense	(3,180)	(3,697)	—		2,116	(h)	(4,761)
Loss on deconsolidation of subsidiary	(19,937)	—	—		—		(19,937)
Other income (expense), net	135	8,078	—		(6,338	)(g)	1,875

Other income (expense)	(22,394)	4,446	—		(4,227)		(22,175)

Income before taxes	56,201	(2,448)	571		689		55,013
Income taxes	24,137	—	—		202	(i)	24,339

Income from continuing operations	32,064	(2,448)	571		487		30,674
Income from discontinued operations net of tax	1,092	—	—		—		1,092

Net income	33,156	(2,448)	571		487		31,766
Net income attributable to non-controlling interests, net of tax	(16,216)	99	—		2,424	(g)	(13,693)

Net income attributable to stockholders	$16,940	$(2,349)	$571		$2,911		$18,073

Net income per weighted average basic share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.99						$1.06
Disontinued operations	$0.07						$0.07
Total	$1.06						$1.13

Net income per weighted average diluted share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.98						$1.05
Disontinued operations	$0.07						$0.07
Total	$1.05						$1.12

Weighted average common shares outstanding:
Basic	16,022						16,022

Diluted	16,142						16,142

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in thousands, except share data)

(a)         Certain reclassifications have been made to the historical presentation of KeyTech to conform to the presentation used in the unaudited pro forma condensed combined statements of operations.

(b)         KeyTech’s fiscal year begins on April 1 and ends on March 31.  As permitted by Article 11 of Regulation S-X, KeyTech’s results for its fiscal year ended March 31, 2016 were used to prepare the twelve month pro forma condensed combined statements of operations.

(c)          ATN began consolidating KeyTech on May 3, 2016.  As a result ATN’s results of operations include KeyTech from May 3, 2016 through September 30, 2016.  To present the pro forma nine month results KeyTech’s results from January 1, 2016 through May 2, 2016 were combined with ATN’s results for the nine months ended September 30, 2016.  KeyTech’s results from January 1, 2016 through March 31, 2016 are included in both the twelve and nine month pro forma statements of operations.

(d)         ATN’s gain on bargain purchase from the Acquisition was eliminated from the unaudited pro forma statement of operations because it is a nonrecurring item that is directly related to the transaction.

(e)          Eliminates acquisition related costs since these costs are direct and incremental to the Acquisition and are not expected to recur.

(f)           Reflects the adjustment to depreciation and amortization of KeyTech’s property, plant and equipment and intangible assets arising from their estimated fair values and useful lives.  The estimated depreciation and amortization, as if the Acquisition had occurred at the beginning of the periods presented is below:

	Estimated		Depreciation and	Depreciation and
	useful life	Fair	amortization expense	amortization expense
	(in years)	Value	April 1, 2015 - March 31, 2016	January 1, 2016 - May 2, 2016
Telecommunication equipment	3-18	$49,712	$5,649	$1,883
Buildings	30	26,452	882	294
Office and computer equipment	3-5	8,398	2,116	705
Furniture and fixtures	5	5,813	1,163	388
Land	—	6,242	—	—
Transportation vehicles	3	811	270	90
Construction in progress	—	3,463	—	—
Total property, plant and equipment		$100,891	$10,080	$3,360

Trade name	Indefinite	$1,900	$—	$—
Customer lists	9-12	8,690	1,481	494
		$10,590	$1,481	$494

Pro forma depreciation and amortization expense			11,561	3,854
Historical depreciation and amortization expense			14,936	6,509
Pro forma adjustment to depreciation and amortization expense			$(3,375)	$(2,655)

(g)          Prior to the Acquisition, ATN consolidated the results of BDC and KeyTech recorded its proportional share of BDC’s income under the equity method of accounting.  This entry eliminates ATN’s non-controlling interest expense related to BDC, eliminates KeyTech’s share of BDC income, and recalculates ATN non-controlling interest expense based on KeyTech’s pro forma results.

(h)         In conjunction with the transaction KeyTech retired $24.7 million of debt.  This adjustment eliminates the interest expense and yield on cash.

(i)             To record income tax expense at an estimated statutory tax rate of 39.5% on pro forma adjustments as appropriate above.

(j)            Prior to the acquisition, KeyTech accounted for its land and buildings in accordance with International Accounting Standard 16 — Property, plant and equipment.  Accordingly, land and buildings were presented at fair value.  ATN records its land and buildings at historical cost less accumulated depreciation.  This entry conforms KeyTech’s accounting policy to ATN’s.